Exhibit 99.1

Press Release

CONTACT:	Tricia Haugeto
Array BioPharma Inc.
(303) 386-1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA INITIATES PHASE 1 CLINICAL TRIAL FOR
ANTICANCER KSP INHIBITOR ARRY-520

Boulder, Colo., (May 3, 2007) — Array BioPharma Inc. (NASDAQ: ARRY) has initiated dosing cancer patients in a Phase 1 clinical trial with ARRY-520, a targeted small molecule anticancer drug.  ARRY-520 is a potent Kinesin Spindle Protein (KSP) inhibitor that caused marked tumor regression in preclinical models of human cancer at tolerated doses, often leading to complete, durable responses.

The Phase 1 clinical trial is being conducted at academic medical centers in the United States.  The open-label, dose-escalation trial is designed to evaluate the safety, tolerability and pharmacokinetics of ARRY-520 following intravenous administration to patients with advanced cancer.  In addition, the trial will examine indicators of therapeutic activity in these patients.

“We are pleased that ARRY-520 has advanced to the stage of treated cancer patients in a Phase 1 clinical trial,” said Kevin Koch, Ph.D., President and Chief Scientific Officer. “We are looking forward to continued progress on ARRY-520, as well as our other nine development programs, during 2007.”

About ARRY-520 / KSP Inhibitor for Cancer

Current cancer therapies include taxanes and vinca alkaloids, agents which inhibit tumor growth by preventing mitotic spindle formation and cell division.  ARRY-520 inhibits kinesin spindle protein (KSP), a protein that plays an essential role in mitotic spindle formation, with subnanomolar potency in both enzymatic and cellular assays.  Unlike taxanes and vinca alkaloids, KSP inhibitors do not demonstrate certain side effects such as peripheral neuropathy because the KSP protein is not expressed in non-proliferating nerve cells.

In vivo, ARRY-520 caused marked tumor regression in preclinical models of human cancer at tolerated doses, often leading to complete, durable responses.  In studies comparing the most clinically advanced competitor compound and standard of care agents like taxanes and vinca alkaloids, ARRY-520 has shown superior efficacy in multiple preclinical models.

About Array BioPharma:

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat life threatening and debilitating diseases.  Our proprietary drug development pipeline is focused on the treatment of cancer and inflammatory disease and includes clinical candidates that are designed to regulate therapeutically important protein targets.  In addition, leading pharmaceutical and biotechnology companies collaborate with Array to discover and develop drug candidates across a broad range of therapeutic areas. For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the progress of our clinical development of ARRY-520. These statements involve significant risks and uncertainties,  including those discussed in our annual report filed on form 10-K for the year ended June 30, 2006, our quarterly report on Form 10-Q for the quarter ended March 31, 2007, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives tied to milestones and royalties, and our ability to attract and retain experienced scientists and management.  We are providing this information as of May 3, 2007. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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